Exhibit 99.1

MFA

FINANCIAL, INC.

One Vanderbilt Ave

New York, New York 10017

PRESS RELEASE	FOR IMMEDIATE RELEASE

November 7, 2023	NEW YORK METRO

INVESTOR CONTACT:	InvestorRelations@mfafinancial.com	NYSE: MFA
212-207-6488
www.mfafinancial.com

MEDIA CONTACT:	Abernathy MacGregor
Tom Johnson
212-371-5999

MFA Financial, Inc. Announces Third Quarter 2023 Financial Results

NEW YORK - MFA Financial, Inc. (NYSE:MFA) today provided its financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 financial results update:

•	MFA generated a GAAP net loss for the third quarter of $64.7 million, or $0.64 per basic and diluted common share. Distributable earnings, a non-GAAP financial measure, were $41.1 million, or $0.40 per common share. MFA paid a regular cash dividend for the quarter of $0.35 per share on October 31, 2023.

•	GAAP book value at September 30, 2023 was $13.48 per common share. Economic book value, a non-GAAP financial measure, was $13.84 per common share.

•	Net interest spread rose to 2.17%, a 3 bp increase from the second quarter.

•	Total economic return was (6.2)% for the third quarter.

•	MFA closed the quarter with unrestricted cash of $300.1 million.

Commenting on the quarter, Craig Knutson, MFA’s CEO and President said: “With the 10-year Treasury yield climbing nearly 80 bps, the third quarter was exceptionally challenging for fixed-income investors and particularly for the mortgage industry. While our book value was negatively impacted by the spike in interest rates, we again generated distributable earnings in excess of our dividend and continued to execute our business plan of adding higher-yielding assets while keeping our cost of funds relatively stable. Lima One originated a record $671 million of new loans during the quarter. Overall, we acquired or originated over $800 million of loans at an average coupon of approximately 10%. We also purchased $152 million of Agency MBS at some of the widest spreads seen since the 2008 financial crisis. These investments propelled our net interest spread higher to 2.17% and our net interest margin to 3.02%.”

Mr. Knutson continued: “Our emphasis on strong underwriting, credit performance and more durable forms of financing has not wavered. Loan delinquencies and loan-to-value (LTV) ratios remain low. We securitized over $600 million of loans during the quarter and an additional $225 million in October. We again benefited from our $3.1 billion interest rate swap position, which generated a net positive carry of $29 million during the quarter. We also added $133 million of longer duration swaps and maintained a substantial cash position to protect our balance sheet from further rate volatility. Finally, we repurchased over $10 million of our convertible senior notes that mature in June 2024 at a slight discount to their unpaid principal balance.”

Q3 2023 Portfolio Activity

•	Loan acquisitions were $802.6 million, including $646.5 million of funded originations of business purpose loans (including draws on Transitional loans) and $156.1 million of Non-QM loan acquisitions, bringing MFA’s residential whole loan balance to $8.4 billion.

•	Lima One funded $479.5 million of new business purpose loans with a maximum loan amount of $671.0 million. Further, $166.9 million of draws were funded on previously originated Transitional loans. Lima One generated $12.1 million of origination, servicing, and other fee income.

•	MFA added $151.8 million of Agency MBS during the quarter, bringing its total Securities portfolio to $724.0 million.

•	MFA continued to reduce its REO portfolio, selling 77 properties in the third quarter for aggregate proceeds of $26.2 million and generating $3.2 million of gains.

•	60+ day delinquencies (measured as a percentage of UPB) for Purchased Performing Loans increased to 3.1% from 2.8% in the second quarter. Combined Purchased Credit Deteriorated and Purchased Non-Performing 60+ day delinquencies declined to 25.9% from 27.4% in the second quarter.

•	MFA completed two loan securitizations during the quarter, collateralized by $601.5 million of unpaid principal balance (UPB) loans, including $386.8 million of Non-QM loans and $214.7 million of Single-family rental loans, bringing its securitized debt to approximately $4.3 billion.

•	MFA maintained its position in interest rate swaps at a notional amount of approximately $3.1 billion. At September 30, 2023, these swaps had a weighted average fixed pay interest rate of 1.69% and a weighted average variable receive interest rate of 5.32%.

•	MFA estimates the net effective duration of its investment portfolio at September 30, 2023 declined to 1.05 from 1.19 at June 30, 2023.

•	MFA’s Debt/Net Equity Ratio was 4.3x and recourse leverage was 2.0x at September 30, 2023.

Webcast

MFA Financial, Inc. plans to host a live audio webcast of its investor conference call on Tuesday, November 7, 2023, at 11:00 a.m. (Eastern Time) to discuss its third quarter 2023 financial results. The live audio webcast will be accessible to the general public over the internet at http://www.mfafinancial.com through the “Webcasts & Presentations” link on MFA’s home page. Earnings presentation materials will be posted on the MFA website prior to the conference call and an audio replay will be available on the website following the call.

About MFA Financial, Inc.

MFA Financial, Inc. (NYSE: MFA) is a leading specialty finance company that invests in residential mortgage loans, residential mortgage-backed securities and other real estate assets. Through its wholly-owned subsidiary, Lima One Capital, MFA also originates and services business purpose loans for real estate investors. MFA has distributed $4.7 billion in dividends to stockholders since its initial public offering in 1998. MFA is an internally-managed, publicly-traded real estate investment trust.

The following table presents MFA’s asset allocation as of September 30, 2023, and the third quarter 2023 yield on average interest-earning assets, average cost of funds and net interest rate spread for the various asset types.

Table 1 - Asset Allocation

At September 30, 2023	Purchased Performing Loans (1)	Purchased Credit Deteriorated Loans (2)	Purchased Non- Performing Loans	Securities, at fair value	Real Estate Owned	Other, net (3)	Total
(Dollars in Millions)
Fair Value/Carrying Value	$7,306	$418	$700	$724	$113	$626	$9,887
Financing Agreements with Non-mark-to-market Collateral Provisions	(1,125)	—	—	—	—	—	(1,125)
Financing Agreements with Mark-to-market Collateral Provisions	(1,375)	(128)	(222)	(609)	(27)	—	(2,361)
Securitized Debt	(3,797)	(240)	(284)	—	(12)	—	(4,333)
Convertible Senior Notes	—	—	—	—	—	(219)	(219)
Net Equity Allocated	$1,009	$50	$194	$115	$74	$407	$1,849
Debt/Net Equity Ratio (4)	6.2	x	7.4	x	2.6	x	5.3	x	0.5	x	4.3	x

For the Quarter Ended September 30, 2023
Yield on Average Interest Earning Assets (5)	6.06%	6.63%	9.59%	7.38%	N/A	6.35%
Less Average Cost of Funds (6)	(4.23)	(2.43)	(3.65)	(3.92)	(5.91)	(4.18)
Net Interest Rate Spread	1.83%	4.20%	5.94%	3.46%	(5.91)%	2.17%

(1)	Includes $3.6 billion of Non-QM loans, $2.1 billion of Transitional loans, $1.5 billion of Single-family rental loans, $72.6 million of Seasoned performing loans, and $53.1 million of Agency eligible investor loans. At September 30, 2023, the total fair value of these loans is estimated to be $7.2 billion.

(2)	At September 30, 2023, the total fair value of these loans is estimated to be $423.2 million.

(3)	Includes $300.1 million of cash and cash equivalents, $153.4 million of restricted cash, and $20.0 million of capital contributions made to loan origination partners, as well as other assets and other liabilities.

(4)	Total Debt/Net Equity ratio represents the sum of borrowings under our financing agreements as a multiple of net equity allocated.

(5)	Yields reported on our interest earning assets are calculated based on the interest income recorded and the average amortized cost for the quarter of the respective asset. At September 30, 2023, the amortized cost of our Securities, at fair value, was $725.2 million. In addition, the yield for residential whole loans was 6.33%, net of one basis points of servicing fee expense incurred during the quarter. For GAAP reporting purposes, such expenses are included in Loan servicing and other related operating expenses in our statement of operations.

(6)	Average cost of funds includes interest on financing agreements, Convertible Senior Notes and securitized debt. Cost of funding also includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our interest rate swap agreements (or Swaps). While we have not elected hedge accounting treatment for Swaps and accordingly net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended September 30, 2023, this decreased the overall funding cost by 141 basis points for our overall portfolio, 143 basis points for our Residential whole loans, 146 basis points for our Purchased Performing Loans, 161 basis points for our Purchased Credit Deteriorated Loans, 89 basis points for our Purchased Non-Performing Loans and 191 basis points for our Securities, at fair value.

The following table presents the activity for our residential mortgage asset portfolio for the three months ended September 30, 2023:

Table 2 - Investment Portfolio Activity Q3 2023

(In Millions)	June 30, 2023	Runoff (1)	Acquisitions (2)	Other (3)	September 30, 2023	Change
Residential whole loans and REO	$8,260	$(393)	$803	$(133)	$8,537	$277
Securities, at fair value	594	(10)	152	(12)	724	130
Totals	$8,854	$(403)	$955	$(145)	$9,261	$407

(1)	Primarily includes principal repayments and sales of REO.

(2)	Includes draws on previously originated Transitional loans.

(3)	Primarily includes changes in fair value and changes in the allowance for credit losses.

The following tables present information on our investments in residential whole loans.

Table 3 - Portfolio composition

	Held at Carrying Value		Held at Fair Value		Total
(Dollars in Thousands)	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022
Purchased Performing Loans:
Non-QM loans	$873,790	$987,282	$2,700,473	$2,372,548	$3,574,263	$3,359,830
Transitional loans (1)	37,946	75,188	2,059,655	1,342,032	2,097,601	1,417,220
Single-family rental loans	182,879	210,833	1,333,484	1,165,741	1,516,363	1,376,574
Seasoned performing loans	72,675	82,932	—	—	72,675	82,932
Agency eligible investor loans	—	—	53,148	51,094	53,148	51,094
Total Purchased Performing Loans	$1,167,290	$1,356,235	$6,146,760	$4,931,415	$7,314,050	$6,287,650

Purchased Credit Deteriorated Loans	$438,913	$470,294	$—	$—	$438,913	$470,294

Allowance for Credit Losses	$(28,557)	$(35,314)	$—	$—	$(28,557)	$(35,314)

Purchased Non-Performing Loans	$—	$—	$699,810	$796,109	$699,810	$796,109

Total Residential Whole Loans	$1,577,646	$1,791,215	$6,846,570	$5,727,524	$8,424,216	$7,518,739

Number of loans	6,493	7,126	18,639	16,717	25,132	23,843

(1)	As of September 30, 2023 includes $1.1 billion of loans collateralized by one-to-four family residential properties and $1.0 billion of loans collateralized by multi-family properties. As of December 31, 2022 includes $784.9 million of loans collateralized by one-to-four family residential properties and $632.3 million of loans collateralized by multi-family properties.

Table 4 - Yields and average balances

	For the Three-Month Period Ended
(Dollars in Thousands)	September 30, 2023			June 30, 2023			September 30, 2022
	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield
Purchased Performing Loans:
Non-QM loans	$51,724	$4,053,924	5.10%	$45,518	$3,879,175	4.69%	$40,658	$3,743,940	4.34%
Transitional loans	40,223	1,927,533	8.35%	32,621	1,654,585	7.89%	19,342	1,126,178	6.87%
Single-family rental loans	24,087	1,639,626	5.88%	23,141	1,587,636	5.83%	18,998	1,391,770	5.46%
Seasoned performing loans	1,095	74,345	5.89%	1,127	77,843	5.79%	1,227	89,459	5.49%
Agency eligible investor loans	486	71,306	2.73%	518	72,875	2.84%	7,542	1,035,266	2.91%
Total Purchased Performing Loans	117,615	7,766,734	6.06%	102,925	7,272,114	5.66%	87,767	7,386,613	4.75%

Purchased Credit Deteriorated Loans	7,371	444,568	6.63%	8,087	455,993	7.09%	7,916	487,918	6.49%

Purchased Non-Performing Loans	15,552	648,959	9.59%	17,036	674,200	10.11%	18,732	761,706	9.84%

Total Residential Whole Loans	$140,538	$8,860,261	6.34%	$128,048	$8,402,307	6.10%	$114,415	$8,636,237	5.30%

Table 5 - Net Interest Spread

	For the Three-Month Period Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Purchased Performing Loans
Net Yield (1)	6.06%	5.66%	4.75%
Cost of Funding (2)	4.23%	3.97%	3.60%
Net Interest Spread	1.83%	1.69%	1.15%

Purchased Credit Deteriorated Loans
Net Yield (1)	6.63%	7.09%	6.49%
Cost of Funding (2)	2.43%	1.98%	2.72%
Net Interest Spread	4.20%	5.11%	3.77%

Purchased Non-Performing Loans
Net Yield (1)	9.59%	10.11%	9.84%
Cost of Funding (2)	3.65%	3.53%	2.86%
Net Interest Spread	5.94%	6.58%	6.98%

Total Residential Whole Loans
Net Yield (1)	6.34%	6.10%	5.30%
Cost of Funding (2)	4.10%	3.83%	3.49%
Net Interest Spread	2.24%	2.27%	1.81%

(1)	Reflects annualized interest income on Residential whole loans divided by average amortized cost of Residential whole loans. Excludes servicing costs.

(2)	Reflects annualized interest expense divided by average balance of agreements with mark-to-market collateral provisions (repurchase agreements), agreements with non-mark-to-market collateral provisions, and securitized debt. Cost of funding shown in the table above includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our Swaps. While we have not elected hedge accounting treatment for Swaps, and, accordingly, net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended September 30, 2023, this decreased the overall funding cost by 143 basis points for our Residential whole loans, 146 basis points for our Purchased Performing Loans, 161 basis points for our Purchased Credit Deteriorated Loans, and 89 basis points for our Purchased Non-Performing Loans. For the quarter ended June 30, 2023, this decreased the overall funding cost by 144 basis points for our Residential whole loans, 145 basis points for our Purchased Performing Loans, 206 basis points for our Purchased Credit Deteriorated Loans, and 87 basis points for our Purchased Non-Performing Loans. For the quarter ended September 30, 2022, this decreased the overall funding cost by 20 basis points for our Residential whole loans, 19 basis points for our Purchased Performing Loans, 43 basis points for our Purchased Credit Deteriorated Loans, and 24 basis points for our Purchased Non-Performing Loans.

Table 6 - Credit related metrics/Residential Whole Loans

September 30, 2023

				Weighted			Aging by UPB
	Fair	Unpaid	Weighted	Average	Weighted	Weighted		Past Due Days
	Value /	Principal	Average	Term to	Average	Average						60+
(Dollars	Carrying	Balance	Coupon	Maturity	LTV	Original					60+	LTV
In Thousands)	Value	(“UPB”)	(2)	(Months)	Ratio (3)	FICO (4)	Current	30-59	60-89	90+	DQ %	(3)
Purchased Performing Loans:
Non-QM loans	$3,570,184	$3,963,235	5.60%	346	65%	735	$3,808,303	$68,171	$23,230	$63,531	2.2%	66.9%
Transitional loans (1)	2,095,083	2,105,552	8.89	11	64	746	1,989,050	25,717	15,771	75,014	4.3	65.0
Single-family rental loans	1,515,032	1,667,902	6.16	321	68	737	1,586,313	17,947	28,249	35,393	3.8	73.3
Seasoned performing loans	72,647	79,751	4.38	145	28	725	75,016	1,271	911	2,553	4.3	29.9
Agency eligible investor loans	53,148	68,472	3.44	335	66	757	68,244	—	—	228	0.3	73.4
Total Purchased Performing Loans	$7,306,094	$7,884,912	6.56%	249							3.1%

Purchased Credit Deteriorated Loans	$418,312	$517,611	4.79%	270	59%	N/A	$389,166	$41,615	$14,018	$72,812	16.8%	64.1%

Purchased Non-Performing Loans	$699,810	$798,902	5.17%	272	63%	N/A	$449,936	$95,456	$28,310	$225,200	31.7%	70.8%

Residential whole loans, total or weighted average	$8,424,216	$9,201,425	5.87%	244							6.4%

(1)	As of September 30, 2023 Transitional loans includes $1.0 billion of loans collateralized by multi-family properties with a weighted average term to maturity of 15 months and a weighted average LTV ratio of 64%.
(2)	Weighted average is calculated based on the interest bearing principal balance of each loan within the related category. For loans acquired with servicing rights released by the seller, interest rates included in the calculation do not reflect loan servicing fees. For loans acquired with servicing rights retained by the seller, interest rates included in the calculation are net of servicing fees.
(3)	LTV represents the ratio of the total unpaid principal balance of the loan to the estimated value of the collateral securing the related loan as of the most recent date available, which may be the origination date. For Transitional loans, the LTV presented is the ratio of the maximum unpaid principal balance of the loan, including unfunded commitments, to the estimated “after repaired” value of the collateral securing the related loan, where available. For certain Transitional loans, totaling $423.6 million at September 30, 2023, an after repaired valuation was not obtained and the loan was underwritten based on an “as is” valuation. The weighted average LTV of these loans based on the current unpaid principal balance and the valuation obtained during underwriting, is 69% at September 30, 2023. Excluded from the calculation of weighted average LTV are certain low value loans secured by vacant lots, for which the LTV ratio is not meaningful. 60+ LTV has been calculated on a consistent basis.
(4)	Excludes loans for which no Fair Isaac Corporation (“FICO”) score is available.

Table 7 - Shock Table

The information presented in the following “Shock Table” projects the potential impact of sudden parallel changes in interest rates on the value of our portfolio, including the impact of Swaps and securitized debt, based on the assets in our investment portfolio at September 30, 2023. Changes in portfolio value are measured as the percentage change when comparing the projected portfolio value to the base interest rate scenario at September 30, 2023.

Change in Interest Rates	Percentage Change in Portfolio Value	Percentage Change in Total Stockholders’ Equity
+100 Basis Point Increase	(1.32)%	(6.99)%
+ 50 Basis Point Increase	(0.60)%	(3.18)%
Actual at September 30, 2023	—%	—%
- 50 Basis Point Decrease	0.48%	2.54%
-100 Basis Point Decrease	0.84%	4.45%

MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)	September 30, 2023	December 31, 2022
	(unaudited)
Assets:
Residential whole loans, net ($6,846,570 and $5,727,524 held at fair value, respectively) (1)	$8,424,216	$7,518,739
Securities, at fair value	723,959	333,364
Cash and cash equivalents	300,089	334,183
Restricted cash	153,449	159,898
Other assets	503,087	766,221
Total Assets	$10,104,800	$9,112,405

Liabilities:
Financing agreements ($4,438,676 and $3,898,744 held at fair value, respectively)	$8,037,973	$6,812,086
Other liabilities	218,311	311,470
Total Liabilities	$8,256,284	$7,123,556

Stockholders’ Equity:
Preferred stock, $0.01 par value; 7.5% Series B cumulative redeemable; 8,050 shares authorized; 8,000 shares issued and outstanding ($200,000 aggregate liquidation preference)	$80	$80
Preferred stock, $0.01 par value; 6.5% Series C fixed-to-floating rate cumulative redeemable; 12,650 shares authorized; 11,000 shares issued and outstanding ($275,000 aggregate liquidation preference)	110	110
Common stock, $0.01 par value; 874,300 and 874,300 shares authorized; 101,916 and 101,802 shares issued and outstanding, respectively	1,019	1,018
Additional paid-in capital, in excess of par	3,695,406	3,684,291
Accumulated deficit	(1,862,452)	(1,717,991)
Accumulated other comprehensive income	14,353	21,341
Total Stockholders’ Equity	$1,848,516	$1,988,849
Total Liabilities and Stockholders’ Equity	$10,104,800	$9,112,405

(1)	Includes approximately $5.1 billion and $4.0 billion of Residential whole loans transferred to consolidated variable interest entities (“VIEs”) at September 30, 2023 and December 31, 2022, respectively. Such assets can be used only to settle the obligations of each respective VIE.

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands, Except Per Share Amounts)	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income:
Residential whole loans	$140,538	$114,415	$388,096	$316,235
Securities, at fair value	11,945	5,612	29,201	16,181
Other interest-earning assets	2,587	2,216	7,560	5,071
Cash and cash equivalent investments	4,095	1,629	10,863	2,055
Interest Income	$159,165	$123,872	$435,720	$339,542

Interest Expense:
Asset-backed and other collateralized financing arrangements	$109,088	$67,636	$293,852	$159,806
Other interest expense	3,936	3,943	11,853	11,811
Interest Expense	$113,024	$71,579	$305,705	$171,617

Net Interest Income	$46,141	$52,293	$130,015	$167,925

Reversal of Provision/(Provision) for Credit Losses on Residential Whole Loans	$1,258	$(588)	$977	$1,106
Provision for Credit Losses on Other Assets	—	—	—	(28,579)
Net Interest Income after Provision for Credit Losses	$47,399	$51,705	$130,992	$140,452

Other (Loss)/Income, net:
Net loss on residential whole loans measured at fair value through earnings	$(132,894)	$(291,818)	$(134,423)	$(797,934)
Impairment and other net loss on securities and other portfolio investments	(14,161)	(411)	(15,799)	(16,159)
Net gain on real estate owned	2,409	3,861	8,504	19,777
Net gain on derivatives used for risk management purposes	34,860	111,816	74,103	253,721
Net gain on securitized debt measured at fair value through earnings	36,431	98,858	12,100	247,548
Lima One - origination, servicing and other fee income	12,109	12,372	32,562	37,539
Other, net	1,854	1,131	10,522	7,353
Other Loss, net	$(59,392)	$(64,191)	$(12,431)	$(248,155)

Operating and Other Expense:
Compensation and benefits	$24,051	$21,063	$66,452	$59,679
Other general and administrative expense	10,605	8,812	32,165	28,016
Loan servicing, financing and other related costs	8,989	11,357	26,126	34,993
Amortization of intangible assets	800	1,300	3,400	7,900
Operating and Other Expense	$44,445	$42,532	$128,143	$130,588

Net (Loss)/Income	$(56,438)	$(55,018)	$(9,582)	$(238,291)
Less Preferred Stock Dividend Requirement	$8,219	$8,218	$24,656	$24,656
Net (Loss)/Income Available to Common Stock and Participating Securities	$(64,657)	$(63,236)	$(34,238)	$(262,947)

Basic (Loss)/Earnings per Common Share	$(0.64)	$(0.62)	$(0.34)	$(2.54)
Diluted (Loss)/Earnings per Common Share	$(0.64)	$(0.62)	$(0.34)	$(2.54)

Segment Reporting

At September 30, 2023, the Company’s reportable segments include (i) mortgage-related assets and (ii) Lima One. The Corporate column in the table below primarily consists of corporate cash and related interest income, investments in loan originators and related economics, general and administrative expenses not directly attributable to Lima One, interest expense on unsecured convertible senior notes, securitization issuance costs, and preferred stock dividends.

The following tables summarize segment financial information, which in total reconciles to the same data for the Company as a whole:

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended September 30, 2023
Interest Income	$94,855	$61,101	$3,209	$159,165
Interest Expense	64,785	44,303	3,936	113,024
Net Interest Income/(Expense)	$30,070	$16,798	$(727)	$46,141
Reversal of Provision for Credit Losses on Residential Whole Loans	1,258	—	—	1,258
Net Interest Income/(Expense) after Provision for Credit Losses	$31,328	$16,798	$(727)	$47,399

Net loss on residential whole loans measured at fair value through earnings	$(99,500)	$(33,394)	$—	$(132,894)
Impairment and other net loss on securities and other portfolio investments	(13,439)	—	(722)	(14,161)
Net gain on real estate owned	2,062	347	—	2,409
Net gain on derivatives used for risk management purposes	25,310	9,550	—	34,860
Net gain on securitized debt measured at fair value through earnings	25,345	11,086	—	36,431
Lima One - origination, servicing and other fee income	—	12,109	—	12,109
Other, net	515	684	655	1,854
Total Other (Loss)/Income, net	$(59,707)	$382	$(67)	$(59,392)

Compensation and benefits	$—	$12,010	$12,041	$24,051
General and administrative expenses	—	4,664	5,941	10,605
Loan servicing, financing, and other related costs	5,032	699	3,258	8,989
Amortization of intangible assets	—	800	—	800
Net (Loss)/Income	$(33,411)	$(993)	$(22,034)	$(56,438)

Less Preferred Stock Dividend Requirement	$—	$—	$8,219	$8,219
Net (Loss)/Income Available to Common Stock and Participating Securities	$(33,411)	$(993)	$(30,253)	$(64,657)

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
September 30, 2023
Total Assets	$6,174,062	$3,572,079	$358,659	$10,104,800

December 31, 2022
Total Assets	$6,065,557	$2,618,695	$428,153	$9,112,405

Reconciliation of GAAP Net Income to non-GAAP Distributable Earnings

“Distributable earnings” is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

Distributable earnings should be used in conjunction with results presented in accordance with GAAP. Distributable earnings does not represent and should not be considered as a substitute for net income or cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP net income/(loss) used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods below:

	Quarter Ended
(In Thousands, Except Per Share Amounts)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
GAAP Net (loss)/income used in the calculation of basic EPS	$(64,776)	$(34,265)	$64,407	$(1,647)	$(63,410)

Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	132,894	130,703	(129,174)	68,828	291,818
Securities held at fair value	13,439	3,698	(2,931)	383	(1,549)
Interest rate swaps	(9,433)	(37,018)	40,747	12,725	(108,917)
Securitized debt held at fair value	(40,229)	(30,908)	48,846	(44,988)	(100,767)
Investments in loan origination partners	722	872	—	8,526	2,031
Expense items:
Amortization of intangible assets	800	1,300	1,300	1,300	1,300
Equity based compensation	4,447	3,932	3,020	2,480	2,673
Securitization-related transaction costs	3,217	2,071	4,602	1,744	5,014
Total adjustments	105,857	74,650	(33,590)	50,998	91,603
Distributable earnings	$41,081	$40,385	$30,817	$49,351	$28,193

GAAP earnings/(loss) per basic common share	$(0.64)	$(0.34)	$0.63	$(0.02)	$(0.62)
Distributable earnings per basic common share	$0.40	$0.40	$0.30	$0.48	$0.28
Weighted average common shares for basic earnings per share	101,916	101,915	101,900	101,800	101,795

The following table presents our non-GAAP Distributable earnings by segment for the quarterly periods below:

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended September 30, 2023
GAAP Net (loss)/income used in the calculation of basic EPS	$(33,411)	$(993)	$(30,372)	$(64,776)

Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	99,500	33,394	—	132,894
Securities held at fair value	13,439	—	—	13,439
Interest rate swaps	(7,098)	(2,335)	—	(9,433)
Securitized debt held at fair value	(28,572)	(11,657)	—	(40,229)
Investments in loan origination partners	—	—	722	722
Expense items:
Amortization of intangible assets	—	800	—	800
Equity based compensation	—	131	4,316	4,447
Securitization-related transaction costs	—	—	3,217	3,217
Total adjustments	$77,269	$20,333	$8,255	$105,857
Distributable earnings	$43,858	$19,340	$(22,117)	$41,081

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended June 30, 2023
GAAP Net income/(loss) used in the calculation of basic EPS	$(5,539)	$118	$(28,844)	$(34,265)

Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	97,459	33,244	—	130,703
Securities held at fair value	3,698	—	—	3,698
Interest rate swaps	(27,903)	(9,115)	—	(37,018)
Securitized debt held at fair value	(21,756)	(9,152)	—	(30,908)
Investments in loan origination partners	—	—	872	872
Expense items:
Amortization of intangible assets	—	1,300	—	1,300
Equity based compensation	—	130	3,802	3,932
Securitization-related transaction costs	—	—	2,071	2,071
Total adjustments	$51,498	$16,407	$6,745	$74,650
Distributable earnings	$45,959	$16,525	$(22,099)	$40,385

Reconciliation of GAAP Book Value per Common Share to non-GAAP Economic Book Value per Common Share

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders’ equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP book value per common share to our non-GAAP Economic book value per common share as of the quarterly periods below:

	Quarter Ended:
(In Millions, Except Per Share Amounts)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
GAAP Total Stockholders’ Equity	$1,848.5	$1,944.8	$2,018.6	$1,988.8	$2,033.9
Preferred Stock, liquidation preference	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders’ Equity for book value per common share	1,373.5	1,469.8	1,543.6	1,513.8	1,558.9
Adjustments:
Fair value adjustment to Residential whole loans, at carrying value	(85.3)	(58.3)	(33.9)	(70.2)	(58.2)
Fair value adjustment to Securitized debt, at carrying value	122.5	129.8	122.4	139.7	109.6

Stockholders’ Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,410.7	$1,541.3	$1,632.1	$1,583.3	$1,610.3

GAAP book value per common share	$13.48	$14.42	$15.15	$14.87	$15.31
Economic book value per common share	$13.84	$15.12	$16.02	$15.55	$15.82
Number of shares of common stock outstanding	101.9	101.9	101.9	101.8	101.8

Cautionary Note Regarding Forward-Looking Statements

When used in this press release or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Among the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements that we make are: general economic developments and trends and the performance of the housing, real estate, mortgage finance, broader financial markets; inflation, increases in interest rates and changes in the market (i.e., fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings; the effectiveness of hedging transactions; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; targeted or expected returns on our investments in recently-originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates on the BPLs originated by Lima One)); expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in MSR-related assets, including servicing, regulatory and economic risks; risks associated with our investments in loan originators; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers and listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.